UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
May 18, 2016

ROSS STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14678	94-1390387
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5130 Hacienda Drive, Dublin, California 94568-7579
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(925) 965-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Ross Stores, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”) on May 18, 2016 in Palo Alto, California. The Company’s stockholders considered and voted upon the following four matters at the Meeting:

Proposal 1 - Election of Directors

The holders of the Company’s common stock elected eleven nominees to serve as directors for a term of one year, expiring at the time of the Annual Meeting of Stockholders in 2017:

Name	For	Against	Abstain	Broker Non-Votes
Michael Balmuth	326,070,206	14,966,774	119,428	24,393,087
K. Gunnar Bjorklund	333,296,393	7,718,652	141,363	24,393,087
Michael J. Bush	333,267,567	7,745,086	143,755	24,393,087
Norman A. Ferber	309,840,874	31,163,281	152,253	24,393,087
Sharon D. Garrett	332,556,466	8,444,848	155,094	24,393,087
Stephen D. Milligan	336,074,587	4,727,406	354,415	24,393,087
George P. Orban	331,909,730	9,091,231	155,447	24,393,087
Michael O’Sullivan	326,785,187	14,194,393	176,828	24,393,087
Lawrence S. Peiros	335,476,188	5,322,452	357,768	24,393,087
Gregory L. Quesnel	335,834,878	4,976,052	345,478	24,393,087
Barbara Rentler	333,656,639	7,408,885	90,884	24,393,087

Proposal 2 - Approval of the Second Amended and Restated Ross Stores, Inc. Incentive Compensation Plan for purposes of Section 162(m) of the Internal Revenue Code

The holders of the Company’s common stock voted to approve the Second Amended and Restated Ross Stores, Inc. Incentive Compensation Plan for purposes of Section 162(m) of the Internal Revenue Code:

For	Against	Abstain	Broker Non-Votes
335,702,563	5,151,521	302,324	24,393,087

Proposal 3 - Advisory Vote to Approve the Resolution on the Compensation of the Named Executive Officers

In an advisory vote, the holders of the Company’s common stock voted to approve the resolution regarding the compensation of the named executive officers:

For	Against	Abstain	Broker Non-Votes
323,121,133	11,826,530	6,208,745	24,393,087

Proposal 4 - Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending January 28, 2017

The holders of the Company’s common stock voted to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending January 28, 2017:

For	Against	Abstain
361,496,327	3,898,438	154,730

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 20, 2016

ROSS STORES, INC.
Registrant

By:	/s/K. Jew
Ken Jew
Senior Vice President, General Counsel and Assistant Corporate Secretary